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                                                                    EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT


To the Partners of
TEPPCO Partners, L.P.

We consent to the use of our report on TEPPCO Partners, L.P. incorporated herein by reference and our report on Texas Eastern Products Pipeline Company, LLC included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP


Houston, Texas
October 6, 2000